Exhibit 5.1

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Benjamin T. Branche*

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

E. Elizabeth Sweetser

Robert G. Stevens Jr.**

Michael D. Brottman**

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Carley Ward**

Melissa A. Chimbangu

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Mengyi "Jason" Ye

John O’Leary***

Christopher S. Myles

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

June 25, 2015

IHO-AGRO International, Inc.

3101 Portofino Point, Unit 04

Coconut Creek, FL 33066

Gentlemen:

You have requested our opinion as counsel for IHO-Agro, International. Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to an offering of 1,095,050 of the Company’s common stock, made pursuant to Regulation D and Regulation S, as promulgated by the Commission under the Act (the “Offering”), 54,752 shares of the Company’s common stock issued to the investors in the Offering which represents a 5% premium issued to the investors who participated in the offering, and issued 547,525 common shares underlying the warrants to the investors who purchased in the Regulation D and Regulation S offering, 700,000 shares of the Company’s common stock previously issued to affiliates and 500,000 shares issued to a consultant pursuant to a 4(2) exemption under the Act, for an aggregate of 2,897,327 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);
(c)	the Certificate of Incorporation of the Company dated July 29, 2014;
(d)	a Board of Directors resolution ratifying the Offering pursuant to Regulation D and Regulation S of the Act;
(e)	a Board of Directors resolution ratifying the registration of the Shares on the Registration Statement;

June 25, 2015

(f)	the Board of Directors resolutions authorizing the issuance of shares to consultants;
(g)	the Board of Directors resolutions authorizing the issuance of shares to affiliates;
(h)	the Board of Directors resolution authorizing the issuance of shares to a private investor pursuant to Section 4(2) of the Act; and
(i)	a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated June 19, 2015.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officer’s Certificate. In reliance on the factual matters contained therein, and based upon our review of the foregoing, it is our opinion that the Shares have been duly authorized, were legally issued, fully paid and are non-assessable.

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg Jaclin
Gregg E. Jaclin
For the Firm